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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 29, 1999

                      HAWAIIAN NATURAL WATER COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         HAWAII                      0-29280              99-0314848
(State or other jurisdiction       (Commission           (IRS Employer
    of incorporation)              File Number)        Identification No.)

                               248 Mokauea Street
                            Honolulu, Hawaii  96819
                    (Address of principal executive offices)


                                 (808) 832-4550
              (Registrant's telephone number, including area code)


                                      N/A
             (Former name or address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         This filing is being made in response to a decision (NQ 2983C-99) issued by a Nasdaq Listing Qualifications Panel (the "Panel") with respect to the continued listing of the Common Stock and Warrants of Hawaiian Natural Water Company, Inc. (the "Company") on the Nasdaq SmallCap Market.

         In May 1999, the Company was notified that its securities would be delisted from the Nasdaq SmallCap Market for failure to satisfy certain continued listing requirements, including the minimum net tangible assets requirement set forth in Nasdaq Marketplace Rule 4310(c)(2). The Company appealed this decision, which automatically stayed the delisting action pending the outcome of a hearing before the Panel. This hearing was held on July 8, 1999; and the Panel issued its decision on August 9, 1999. Pursuant to this decision, the Company was granted a temporary exception to the continuing listing requirements, subject to certain conditions. Among the conditions was the requirement that the Company make a public filing with the Securities and Exchange Commission and Nasdaq on or before September 30, 1999, evidencing a minimum of $2,750,000 in net tangible assets, based upon a balance sheet as of August 31, 1999, with pro forma adjustments for significant subsequent events or transactions. A pro forma balance sheet complying with this requirement is attached hereto under Item 7. The pro forma adjustments to the balance sheet arise out of the following transactions:

         On September 29, 1999, the Company completed a private offering of Common Stock and warrants (the "Offering"), resulting in aggregate proceeds to the Company of $850,000 ($830,000 net of offering expenses). An investment of $750,000 was received from an unaffiliated private investor (or assigns); and an additional $100,000 was received from the Company's Chief Executive Officer, Marcus Bender. Mr. Bender was also granted an option, exercisable through January 2000, to invest an additional $100,000 on the same proportionate terms and conditions.

         The Offering involved the issuance of an aggregate of 850,000 shares of Common Stock at a purchase price of $1.00 per share. The investors were also granted, for no additional consideration, five year warrants to purchase an aggregate of (i) 850,000 shares of Common Stock at $1.00 per share, and
(ii) 566,666 shares of Common Stock at $1.50 per share. The warrants are subject to standard anti-dilution protection, and are redeemable under certain circumstances.

         As a condition to the Offering, the Company obtained from Amro International, S.A ("Amro") an option to repurchase any or all of the 1,244 outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred") held by Amro. This option is exercisable for thirty days, commencing September 21, 1999, subject to extension for up to ten business days under certain circumstances. Amro has agreed not to

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convert any shares of Series A Preferred during the option period. In connection with the grant of such option, the Company repurchased 250 shares of Series A Preferred at par for an aggregate of $250,000. The Company also agreed to reduce the exercise price of the warrant (to purchase 100,000 shares of Common Stock) previously issued to Amro in connection with its initial purchase of the Series A Preferred from $1.25 to $.25 per share.

         After giving pro forma effect to the foregoing transactions, the Company's net tangible assets were $2,840,779, as reflected under Total Stockholders' Equity on the pro forma balance sheet attached hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                       PRO FORMA BALANCE SHEET (UNAUDITED)

The following unaudited pro forma balance sheet of Hawaiian Natural Water Company, Inc. (the "Company") has been derived by the application of pro forma adjustments to the Company's historical balance sheet at August 31, 1999. The pro forma balance sheet gives effect to the sale of common stock and warrants in certain private placement transactions and the redemption of certain shares of the Company's outstanding convertible preferred stock as if such transactions had occurred as of August 31, 1999. The adjustments are described in the accompanying notes. Although the unaudited pro forma balance sheet includes the Company's results of operations through August 31, 1999, it does not reflect any adjustments that might be made in connection with the preparation of the Company's normal quarterly financial statements. The Company's current fiscal quarter ends September 30, 1999. The unaudited pro forma balance sheet should be read in conjunction with the Company's audited financial statements and the notes thereto contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, and the unaudited financial statements contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, which have been previously filed with the Securities and Exchange Commission.

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                      HAWAIIAN NATURAL WATER COMPANY, INC.
                        UNAUDITED PRO-FORMA BALANCE SHEET
                                 August 31, 1999

                            ASSETS

                                                                     ACTUAL             PRO FORMA ADJUSTMENTS
                                                                AT AUGUST 31,1999       DEBIT           CREDIT        PRO-FORMA
                                                               ------------------    ------------    -------------  -------------
 CURRENT ASSETS
      Cash and cash equivalents                                   $   247,456        $ 830,000 (1)   $ 250,000 (2)   $  827,456
      Inventories                                                     339,476                                           339,476
      Trade accounts receivable, net of allowance for
           doubtful accounts of $24,841                               556,147                                           556,147
      Other current assets                                            155,878                                           155,878
                                                               ------------------    ------------    -------------  -------------
           Total current assets                                     1,298,957          830,000         250,000        1,878,957

 PROPERTY AND EQUIPMENT, net of accumulated
      depreciation and amortization of $563,597                     2,353,495                                         2,353,495
 INTANGIBLE ASSET, net of accumulated
      amortization of $4,743                                          179,406                                           179,406
                                                               ------------------    ------------    -------------  -------------
           Total Assets                                           $ 3,831,858        $ 830,000       $ 250,000      $ 4,411,858
                                                               ------------------    ------------    -------------  -------------
                                                               ------------------    ------------    -------------  -------------
       LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
      Trade accounts payable                                      $   618,564                                           618,564
      Accrued professional fees                                        67,389                                            67,389
      Accrued vacation                                                 53,728                                            53,728
      Accrued payroll and related taxes                                59,047                                            59,047
      Accrued commissions and billbacks                               118,026                                           118,026
      Accrued other                                                   121,342                                           121,342
      Note payable - Current portion                                   45,767                                            45,767
      Capital lease obligation - Current portion                       25,657                                            25,657
                                                               ------------------                                   -------------
           Total current liabilities                                1,109,520                                         1,109,520

 NON-CURRENT LIABILITIES
      Capital lease obligation - net of
           current portion                                             21,107                                            21,107
      Notes payable - net of current portion                          399,072                                           399,072
      Other                                                            41,380                                            41,380
                                                               ------------------                                   -------------
           Total Non-Current Liabilities                              461,559                                           461,559

           Total liabilities                                        1,571,079                                         1,571,079

 STOCKHOLDERS' EQUITY
      Preferred Stock, $1.00 par value;
           5,000,000 shares authorized; 1,244 shares
           issued and oustanding actual and 994 pro
           forma; aggregate liquidation preference
           of $1,244,000 actual and $994,000 pro forma              1,294,897          250,000 (2)                    1,044,897
      Common Stock, no par value; 20,000,000
           shares authorized; 4,354,032
           issued and outstanding actual and
           5,204,032 pro forma                                      7,155,171                          830,000 (1)    7,985,171
      Common stock warrants and options;
           3,870,259 issued and outstanding
           actual and 5,286,925 pro forma                           3,017,146                                         3,017,146
      Accumulated Deficit                                          (9,206,435)                                       (9,206,435)
                                                               ------------------    ------------    -------------  -------------
           Total Stockholders' Equity                               2,260,779          250,000         830,000        2,840,779

                Total Liabilities and
                     Stockholders' Equity                         $ 3,831,858        $ 250,000       $ 830,000      $ 4,411,858
                                                               ------------------    ------------    -------------  -------------
                                                               ------------------    ------------    -------------  -------------

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                      HAWAIIAN NATURAL WATER COMPANY, INC.
                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

The unaudited pro forma financial data has been derived by the application of pro forma adjustments to the Company's historical balance sheet as of the date noted.

(1) On September 29, 1999, the Company completed the sale of an aggregate of 850,000 shares of common stock and 5-year warrants to purchase an aggregate of 1,416,666 shares of the Company's common stock at exercise prices ranging from $1.00 to $1.50 per share for net proceeds of $830,000 in a private offering. The Company's president invested $100,000 in the offering.

(2) On September 21, 1999, the Company entered into an agreement with the holder of the Company's Series A convertible preferred stock to allow the Company to redeem 250 shares immediately at par value. On September 23, 1999, the Company paid $250,000 to redeem those shares. The Company was also granted an option to redeem additional preferred shares at between 75% and 90% of par value for a period of 30 days (subject to extension under certain circumstances). During the extension period, the redemption price would be between 95% and 100% of par value. During the option period, the preferred stock holder has agreed not to convert preferred shares held into common stock. In consideration for the grant of these redemption rights, the Company also agreed to change the exercise price per share from $1.25 to $0.25 per share for a warrant previously granted to the stockholder.


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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                        HAWAIIAN NATURAL WATER COMPANY, INC.
                        (Registrant)


SEPTEMBER 29, 1999      By:  /s/ MARCUS BENDER
                             -----------------------------------
                             Marcus Bender
                             President & Chief Executive Officer